Exhibit 24
                                   ----------

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Leslie B. Lewis and Kozo Terada, individually, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their respective substitutes, may do or cause to be done by virtue hereof.


    Signature                         Title                            Date
    ---------                         -----                            ----

/s/ Leslie B. Lewis            President and Director           January 22, 1998
----------------------------   (Principal Executive Officer)
Leslie B. Lewis


                               Director
----------------------------
Kazuyuki Sato


                               Director
----------------------------
Masashi Uesugi


/s/ Nannette S. Lewis          Director                         January 22, 1998
----------------------------
Nannette S. Lewis


/s/ Jeffrey C. Bloomberg       Director                         January 22, 1998
----------------------------
Jeffrey C. Bloomberg


/s/ Samuel J. Gerson           Director                         January 22, 1998
----------------------------
Samuel J. Gerson


/s/ Kozo Terada                Vice President and Treasurer     January 22, 1998
----------------------------   (Principal Financial and
Kozo Terada                    Accounting Officer)



/s/ John E. Lawrence           Plan Administrator               January 22, 1998
----------------------------
John E. Lawrence